   As filed with the Securities and Exchange Commission on September 11, 1984

                                                            Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM N-1A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 x



                                       and

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 x



                          OMNI CASH RESERVE FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                               232 Lakeside Drive
                                Horsham, PA 19044
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number:
                                 (215) 443-7850

                            MARTIN E. LYBECKER, ESQ.
                             Drinker Biddle & Reath
                              1752 N. Street, N.W.
                                    Suite 500
                             Washington, D.C. 20036
                     (Name and Address of Agent for Service)

Approximate Date of Proposed Public Offering: As soon as practicable after the Effective Date of the Registration Statement.

        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933


                                                                   Proposed
              Title of                                              Maximum
             Securities                  Amount                    Offering                  Amount of
                Being                     Being                    Price Per               Registration
             Registered                Registered                    Share                      Fee


            Common Shares              Indefinite                    $1.00                     $500*
          ($.001 par value)


*Pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, Registrant hereby elects to register an indefinite number of Common Shares.



         Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

August 25, 1995

Securities & Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC 20549

RE: Rule 24f-2 Notice for CoreFunds, Inc. (the "Fund")
    SEC File No. 2-93214

Gentlemen:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, you are hereby notified as follows:

         (i) the fiscal year of the Fund for which this Notice is filed is the year-ended June 30, 1995.

         (ii) the number of securities of the same class of the Fund which had been registered under the Securities Act of 1933 other than pursuant to Rule 24f-2 which remained unsold at the beginning of such fiscal year was: 0.

         (iii) the number of securities of the Fund registered during such fiscal year other than pursuant to Rule 24f-2 was: 0.

         (iv) the number of securities of the Fund sold during such fiscal year was: 4,109,787,249.

         (v) the number of securities of the Fund sold during such fiscal year in reliance upon registration pursuant to Rule 24f-2 was:
                  4,109,787,249.

This Notice is accompanied by an opinion of counsel as to whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable and a certified check for the filing fee as required by paragraphs (b)(l)(v) and (c), respectively, of Rule 24f-2.

Page 2
Corefunds Inc
August 25, 1995


*Pursuant to Rule 24f-2(c) the filing fee accompanying this Notice was calculated as follows:

     (a)  actual aggregate sale price of
               securities sold pursuant to
               Rule 24f-2 during fiscal year
               (paragraph (v) above):                $4,226,450,013

     (b) reduced by the difference
               between:

               (1) the actual aggregate re-
                   demption price of
                   securities of the Trust
                   redeemed by the Trust
                   during such fiscal year;          $4,178,254,942

                   and

               (2) the actual aggregate re-
                   demption price of such
                   redeemed securities
                   previously applied pursuant
                   to Rules 24e-2(a) and 24e-1
                   of the Act;                       $            0

                   Net Redemptions                   $   48,195,071

Fee calculated pursuant to Section 6(b) of
the Securities Act of 1933:                          $    16,618.99
                                                     --------------

The above fee was sent to the SEC's acct at Mellon Bank on 8/24/95.



Very truly yours,

By: ____________________
         Stephen G Meyer
         Controller

Auqust 25, 1995

Securities & Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

Gentlemen:

CoreFunds, Inc. (the "Fund") was organized under the laws of the State of Maryland with its principal place of business in Wayne, Pennsylvania. The Fund is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares ("Shares") which it has registered under the Securities Act of 1933, as amended, and which it sold during its fiscal year ended June 30, 1995.

As counsel to SEI Financial Services Company, I have examined copies, either certified or otherwise proved to be genuine, of the Fund's Articles of Incorporation and By-Laws, as now in effect, and such minutes of meetings of its Directors and other documents relating to the Fund's organization and operation, as I have deemed necessary in rendering this opinion. I have been advised that during its fiscal year ended June 30, 1995, the Fund sold 4,109,787,249 Shares at an aggregate sales price of $4,226,450,013 and redeemed 4,098,807,741 Shares having an aggregate redemption price of $4,178,254,942. Based upon the foreqoinq, it is my opinion that:

        1. At all times during the fiscal year, the fund was authorized to issue a total of $10 Billion shares of common stock, par value $0.001 per share.

        2. The 4,109,787,249 Shares sold during the Fund's fiscal year ended June 30, 1995, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. I express no legal opinion with respect to compliance with the Securities Act of 1933, the Investment Company Act of 1940 or applicable state securities laws in connection with the sale of such Shares.

Page 2
Corefunds Inc
August 25, 1995

I hereby consent to this opinion accompanying the Rule 24f-2 Notice which the Fund is about to file with the Securities and Exchange Commission.

Very truly yours,


______________________
Kevin Robins, Esquire